Exhibit 99.2

Ener-Core Appoints Stephen Markscheid to Board of Directors

Brings More Than 30 Years of Global Experience in Corporate Finance, Industrials and Clean Tech

IRVINE, CA – July 06, 2016 – Ener-Core, Inc. (OTCQB: ENCR), the world’s only provider of Power Oxidation technology and equipment that generates clean power from waste and low-quality gases from a wide variety of industries, appointed Stephen Markscheid to its Board of Directors, effective immediately. This brings the total number of Ener-Core Board members to seven.

Mr. Markscheid is a corporate finance professional who brings to Ener-Core more than 30 years of experience working in the U.S., Asia and Europe, with expertise in a wide range of sectors including clean tech. He currently serves as a partner at Wilton Partners, a Shanghai-based financial advisory firm. He previously worked at GE Capital for eight years, where he led business development activity in China and Asia Pacific. Prior to GE, he worked with the Boston Consulting Group throughout Asia. He was also a commercial banker for 10 years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago.

Mr. Markscheid serves as an independent director on the boards of Jinko Solar, Inc., the world’s largest solar panel manufacturer; CNinsure, China’s largest independent insurance broker; ChinaCast Education Corporation; and Asian Capital Holdings, Limited. He also serves on the advisory boards of Clean Energy Trust, a Chicago-based non-profit clean tech accelerator, Kearsage Energy, a Boston-based renewable energy developer, and Intelligent Generation, a renewable energy software company. Mr. Markscheid is a trustee of Princeton-in-Asia, a non-profit service organization. He earned an MBA from Columbia University, an MA from Johns Hopkins University and a BA from Princeton University.

Alain Castro, CEO of Ener-Core, said, “Stephen brings a tremendous amount of experience to Ener-Core and we are truly privileged to have him serve on our Board. His sterling track record in helping guide emerging clean tech companies make him a natural choice to help guide Ener-Core through the next phase of its growth, particularly now that we are licensing the manufacturing of our technology to partners. We look forward to him joining our team and contributing to our business through his wealth of knowledge and experience in the months and years ahead.”

Mr. Markscheid said, “I have been following Ener-Core’s business for the last three years and have been particularly impressed with how management executed a strategic conversion from an in-house manufacturer of relatively small 250 kW power systems to much larger and more profitable systems (2 MW). Now, with a new business model in which the sales and the manufacturing are licensed to globally recognized leaders such as Dresser-Rand and Siemens, Ener-Core is poised to benefit from a much faster route to profitability. With my experience as independent director of several US-listed renewable energy firms, I am well aware of what it takes for OEMs of alternative energy technology companies to grow into global leadership positions. I am excited about working with Ener-Core’s management team to continue executing on its business strategy.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core's patented Power Oxidizer turns one of the most potent pollution sources into a profitable, "always on" source of clean energy. Ener-Core's technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with costly environmental regulations.

Ener-Core offers the 250kW Ener-Core EcoStation EC250 ("EC250") and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

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Dian Griesel Int’l.

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